Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment Number 3 to the Registration Statement on Form S-11 (File Number 333-200221) of NexPoint Multifamily Capital Trust, Inc. of our report dated June 14, 2016 relating to the financial statements of The Estates on Maryland Apartments which appears in NexPoint Multifamily Capital Trust, Inc.’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on June 23, 2016, and to the references to our firm under the heading “Experts” included therein.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, GA

November 29, 2016